Exhibit 99.1

             Autodesk Fourth Quarter Revenues Increase 51 Percent

                          EPS Increases 700 percent

    SAN RAFAEL, Calif., Feb. 26 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK), the world's leading design software and digital content company, today announced financial results for its fourth quarter and fiscal year ended January 31, 2004. For the fourth quarter, Autodesk reported net revenues of $295 million, a 51 percent increase over $196 million reported in the fourth quarter of fiscal 2003.
    Fourth quarter net income was $58 million or $0.48 per diluted share on a GAAP basis, and $53 million or $0.45 per diluted share on a pro-forma basis. Pro-forma net income excludes both the positive effect of a tax benefit of $7 million from the successful completion of an IRS audit of a previous year, and a $3 million restructuring charge. Net income in the fourth quarter of fiscal 2003 was $6 million or $0.06 per diluted share on a GAAP basis, and $8 million or $0.07 per diluted share on a pro-forma basis. Pro-forma net income in the fourth quarter of fiscal 2003 excludes both a $7 million restructuring charge and the positive effect of a tax benefit of $4 million from closure of a prior year tax audit.
    "I am pleased with the company's outstanding performance during the quarter," said Carol Bartz, Autodesk chairman and CEO. "We saw strong growth across all divisions and all markets. Today's results clearly demonstrate that our strategies are working, our product offering has never been better and, most importantly, our customers are satisfied."
    Autodesk's strong performance was driven by a significant increase in upgrade revenues, the continuing success of the company's subscription program, and the company's commitment to improving profitability.
    During the quarter, the company retired its AutoCAD 2000-based products. Upgrade revenues increased 160 percent over the fourth quarter of fiscal 2003, to $100 million. In addition to strong growth in upgrade revenues, revenues from new seats grew 17 percent over the fourth quarter of fiscal 2003.
    Subscription revenues, called Maintenance on the financial statements, increased 52 percent over the same quarter of the prior year, to $33 million. Subscription bookings increased 44 percent over the fourth quarter of fiscal 2003, as customers continue to recognize the value of the subscription program and the quick return on investment of Autodesk products.
    During the quarter, Autodesk continued to deliver on its commitment to improve profitability. Operating margins improved 19 percentage points over the fourth quarter of fiscal 2003, to 20 percent on a GAAP basis. Pro-forma operating margins, which exclude the $3 million restructuring charge, were 21 percent in the quarter. These results demonstrate the significant leverage in the company's operating margin and substantial progress toward the target operating margin range of 18 to 20 percent on an annual basis. Annual operating margins were 11 percent on a GAAP basis and 12 percent on a pro-forma basis, excluding the impact of the $3 million restructuring charge.
    "We are very optimistic about the coming year," said Bartz. "Our product line up has never been better. We have significant new releases of all major products coming at the same time or earlier than they were released last year, beginning with the new release of our AutoCAD 2005 family of products next month. In addition, we plan to introduce several significant new products, including Civil 3D for our Infrastructure customers, and new Linux-based releases for our Media customers. We have just begun our restructuring efforts and are firmly committed to improving profitability. We are on track to perform and execute. As a result, I have never been more enthusiastic heading into a new fiscal year."
    Net revenues for fiscal 2004 were $952 million, an increase of 15 percent compared to $825 million in fiscal 2003. Net income for fiscal 2004 was $120 million or $1.04 per diluted share on a GAAP basis, and $96 million or $0.83 per diluted share on a pro-forma basis. Fiscal 2004 pro-forma results exclude the $3 million restructuring charge and the positive effects of tax benefits totaling $27 million. Net income in fiscal 2003 was $32 million or $0.28 per diluted share on a GAAP basis, and $47 million or $0.41 per diluted share on a pro-forma basis. Fiscal 2003 pro-forma results exclude $26 million in restructuring charges and the positive effect of the tax benefit of $4 million.

    Operating Expense Presentation
    During the quarter, the company changed its allocation of certain costs, primarily information technology costs. This change has no impact to margins or profits. The company's results prepared under the new allocation methodology are attached to this press release and are available at www.autodesk.com/investor.

    Business Outlook
    The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

    Q1 Fiscal 2005
    Net revenues for the first quarter of fiscal 2005 are expected to be in the range of $240 million to $250 million. Earnings per diluted share for the first quarter of fiscal year 2005 are expected to be in the range of $0.12 to $0.17 on a GAAP basis and $0.16 to $0.21 on a pro forma basis.

    Full Year Fiscal 2005
    For 2005, annual net revenue is expected to be in the range of $990 million to $1,010 million. Earnings per diluted share for the full year are expected to be in the range of $0.94 to $1.04 on a GAAP basis and $1.15 to $1.25 on a pro-forma basis. Fourth quarter fiscal 2005 operating margins are expected to be at least in the mid-20 percent range.
    The company remains committed to achieving its target 18 to 20 percent operating margins for subsequent annual periods beginning in fiscal year 2006.
    A reconciliation of the above non-GAAP net income and EPS amounts to the corresponding GAAP net income and EPS amounts is provided at the end of this press release.

    Safe Harbor Statement
    This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook," above and other statements regarding our anticipated performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve anticipated cost reductions, delays in the release of new products and services, failure to achieve continued success in technology advancements, changes in accounting rules, failure to successfully integrate new or acquired businesses, financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, and failure to grow lifecycle management or collaboration products.
    Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K, for the year ended January 31, 2003, form 10-Q for the quarter ended October 31, 2003, and form 8-K filed November 26, 2003, which are on file with the Securities and Exchange Commission.
    Autodesk will host a conference call at 800-299-8538 (passcode: 67893682) today and an audio webcast on the fourth quarter and year end results beginning at 5:00 p.m. Eastern Time at www.Autodesk.com/investor. A replay of this webcast will be maintained on our website for at least twelve months.

    About Autodesk
    Autodesk is the world's leading design software and digital content company, offering customers progressive business solutions through powerful technology products and services. Autodesk helps customers in the building, manufacturing, infrastructure, digital media, and wireless data services fields increase the value of their digital design data and improve efficiencies across their entire project lifecycle management processes. For more information, contact any Authorized Autodesk Reseller, call Autodesk at 800-964-6432, or visit www.autodesk.com. Discreet product information is available at 800-869-3504 or via the Web at www.discreet.com.


    Autodesk, Inc.
    Reconciliation of diluted net income per share on a GAAP basis to non-GAAP diluted net income per share
    Unaudited


                                             Three months      Fiscal year
                                                ended             ended
                                           April 30, 2004    January 31, 2005
                                          Low end  High end  Low end  High end
                                         of range  of range of range  of range
    Diluted net income per share on a
     GAAP basis                             $0.12    $0.17    $0.94    $1.04
    Restructure costs                        0.05     0.05     0.28     0.28
    Income tax effect                       (0.01)   (0.01)   (0.07)   (0.07)
    Non-GAAP diluted net income per share   $0.16    $0.21    $1.15    $1.25


    NOTE: Autodesk, AutoCAD and Discreet are registered trademarks, of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

    CONTACT: Investors, Sue Pirri, sue.pirri@autodesk.com, +1-415-507-6467, or Marlene Peterson, marlene.peterson@autodesk.com, +1-415-507-6732, or Media, Shannon Hart, shannon.hart@autodesk.com, +1-415-507-6241, or Nicole Pack, nicole.pack@autodesk.com, +1-415-507-6282, all of Autodesk, Inc.


    Autodesk, Inc.
    Consolidated Statements of Income
    (In thousands, except per share data)

                             Three Months Ended             Year Ended
                                 January 31,                January 31,
                              2004        2003          2004          2003
                                (Unaudited)         (Unaudited)    (Audited)
    Net revenues:
      License and other   $262,119     $173,674     $836,737     $748,944

      Maintenance           33,191       21,842      114,906       76,001

        Total net
         revenues          295,310      195,516      951,643      824,945

    Costs and expenses: (A)
      Cost of license and
       other revenues       32,535       31,813      132,727      135,687

      Cost of maintenance
       revenues              4,696        2,968       15,401       10,123

      Marketing and sales  115,652       87,267      393,234      357,667

      Research and
       development          55,102       44,250      209,349      190,252

      General and
       administrative       25,949       20,642       90,990       80,068

      Amortization of
       purchased intangibles   444           26          522          299

      Restructuring and
       other                 3,183        7,324        3,183       25,887

         Total costs and
          expenses         237,561      194,290      845,406      799,983

    Income from operations  57,749        1,226      106,237       24,962

    Interest and other
     income, net             8,812        2,321       16,959       13,504

    Income before income
     taxes                  66,561        3,547      123,196       38,466

    Income tax (provision)
     benefit               (8,961)        2,866      (2,880)      (6,562)

    Net income             $57,600       $6,413     $120,316      $31,904

    Basic net income per
     share                   $0.52        $0.06        $1.08        $0.28

    Diluted net income per
     share                   $0.48        $0.06        $1.04        $0.28

    Shares used in computing
     basic net income per
     share                 111,465      112,619      111,497      113,035

    Shares used in
     computing diluted
     net income per share  119,837      114,161      115,652      114,775

    (A) Autodesk previously classified Information Technology and other corporate service costs that benefit the entire organization as General and Administrative expenses in our Consolidated Statements of Income.During the fourth quarter of fiscal 2004, Autodesk re-evaluated its cost allocation methodology and reclassified these costs to other functional areas of the business that benefit from these services.As a result, fiscal 2004 General and Administrative expenses have been reduced by $46.4 million and fiscal 2004 total Cost of Revenues, Marketing and Sales and Research and Development have been increased by $5.1 million, $23.6 million and $17.7 million, respectively. This reclassification has no impact on Autodesk's total income from operations or net income.Fiscal 2003 balances have been reclassified to conform to the 2004 presentation. The effect of this adjustment on previously reported consolidated financial statements for the three months ended and fiscal year ended January 31, 2003 is as follows (in thousands):

                                As reported              As reclassified
                          Three Months               Three Months
                             Ended     Year Ended       Ended      Year Ended
                          January 31,   January 31,   January 31,  January 31,
                             2003         2003           2003         2003
    Cost of revenues: (i)
      License and other                              $31,813     $135,687
      Maintenance                                      2,968       10,123
        Total cost of
         revenues          $33,425     $140,162       34,781      145,810

    Marketing and sales     80,474      331,721       87,267      357,667
    Research and
     development            39,957      172,985       44,250      190,252
    General and
     administrative         33,084      128,929       20,642       80,068
    Income from operations   1,226       24,962        1,226       24,962

    (i) Prior to fiscal 2004, Autodesk did not report separate components of cost of revenues.


    Autodesk, Inc.
    Pro Forma Consolidated Statements of Income
    (See pro forma adjustments listed in the tables below)
    (In thousands, except per share data)

                             Three Months Ended            Year Ended
                                January 31,                January 31,
                            2004         2003          2004          2003
                               (Unaudited)                  (Unaudited)
    Net revenues:
      License and other   $262,119     $173,674     $836,737     $748,944

      Maintenance           33,191       21,842      114,906       76,001

       Total net revenues  295,310      195,516      951,643      824,945

    Costs and expenses: (A)
      Cost of license and
       other revenues       32,535       31,813      132,727      135,687

      Cost of maintenance
       revenues              4,696        2,968       15,401       10,123

      Marketing and sales  115,652       87,267      393,234      357,667

      Research and
       development          55,102       44,250      209,349      190,252

      General and
       administrative       25,949       20,642       90,990       80,068
                           233,934      186,940      841,701      773,797

    Income from operations  61,376        8,576      109,942       51,148

    Interest and other
     income, net             8,812        2,321       16,959       13,504

    Income before income
     taxes                  70,188       10,897      126,901       64,652

    Provision for income
     taxes                (16,845)      (2,942)     (30,438)     (17,456)

    Pro forma net income   $53,343       $7,955      $96,463      $47,196

    Basic pro forma net
     income per share        $0.48        $0.07        $0.87        $0.42

    Diluted pro forma net
     income per share        $0.45        $0.07        $0.83        $0.41

    Shares used in computing
     basic pro forma net
     income per share      111,465      112,619      111,497      113,035

    Shares used in
     computing diluted
     pro forma net income
     per share             119,837      114,161      115,652      114,775

    (A) Autodesk previously classified Information Technology and other corporate service costs that benefit the entire organization as General and Administrative expenses in our Consolidated Statements of Income.During the fourth quarter of fiscal 2004, Autodesk re-evaluated its cost allocation methodology and reclassified these costs to other functional areas of the business that benefit from these services.As a result, fiscal 2004 General and Administrative expenses have been reduced by $46.4 million and fiscal 2004 total Cost of Revenues, Marketing and Sales and Research and Development have been increased by $5.1 million, $23.6 million and $17.7 million, respectively.This reclassification has no impact on Autodesk's total income from operations or net income.Fiscal 2003 balances have been reclassified to conform to the 2004 presentation. The effect of this adjustment on previously reported consolidated financial statements for the three months ended and fiscal year ended January 31, 2003 is as follows (in thousands):


                                 As reported             As reclassified
                          Three Months               Three Months
                             Ended     Year Ended       Ended      Year Ended
                           January 31,  January 31,    January 31, January 31,
                             2003         2003           2003          2003
    Cost of revenues: (i)
      License and other                              $31,813     $135,687
      Maintenance                                      2,968       10,123
       Total cost of
        revenues           $33,425     $140,162       34,781      145,810

    Marketing and sales     80,474      331,721       87,267      357,667
    Research and
     development            39,957      172,985       44,250      190,252
    General and
     administrative         33,084      128,929       20,642       80,068
    Pro forma income from
     operations              8,576       51,148        8,576       51,148

    (i) Prior to fiscal 2004, Autodesk did not report separate components of cost of revenues.

                             Three Months Ended              Year Ended
                                 January 31,                January 31,
                             2004         2003         2004          2003
                               (Unaudited)                (Unaudited)

    A reconciliation between operating expenses on a GAAP basis and pro forma operating expenses is as follows:

    GAAP costs and
     expenses             $237,561    $ 194,290     $845,406     $799,983

    Amortization of
     purchased intangibles   (444)         (26)        (522)        (299)

    Restructuring and
     other                 (3,183)      (7,324)      (3,183)     (25,887)

    Pro forma costs and
     expenses             $233,934     $186,940     $841,701     $773,797

    A reconciliation between income from operations on a GAAP basis and pro forma income from operations is as follows:

    GAAP income from
     operations            $57,749       $1,226     $106,237      $24,962

    Amortization of
     purchased intangibles     444           26          522          299

    Restructuring and other  3,183        7,324        3,183       25,887

    Pro forma income from
     operations            $61,376       $8,576     $109,942      $51,148

    A reconciliation between (provision) benefit for income taxes on a GAAP basis and pro forma provision for income taxes is as follows:

    GAAP (provision)
     benefit for income
     taxes                $(8,961)       $2,866     $(2,880)     $(6,562)

    Non-recurring tax
     benefit               (7,013)      (3,824)     (26,687)      (3,824)

    Income tax effect of
     pro forma adjustments   (871)      (1,984)        (871)      (7,070)

    Pro forma provision
     for income taxes    $(16,845)     $(2,942)   $ (30,438)    $(17,456)

    A reconciliation between net income on a GAAP basis and pro forma net income is as follows:

    GAAP net income        $57,600       $6,413    $ 120,316      $31,904

    Amortization of
     purchased intangibles     444           26          522          299

    Restructuring and other  3,183        7,324        3,183       25,887

    Non-recurring tax benefit(7,013)     (3,824)     (26,687)      (3,824)

    Income tax effect of pro
     forma adjustments       (871)      (1,984)        (871)      (7,070)

    Pro forma net income   $53,343       $7,955      $96,463      $47,196

    A reconciliation between diluted net income per share on a GAAP basis and diluted pro forma net income per share is as follows:

    GAAP diluted net
     income per share        $0.48        $0.06        $1.04        $0.28
    Amortization of
     purchased intangibles   $0.00        $0.00        $0.00        $0.00

    Restructuring and other  $0.03        $0.06        $0.03        $0.23
    Non-recurring tax
     benefit               $(0.06)      $(0.03)      $(0.23)      $(0.04)

    Income tax effect of
     pro forma adjustments   $0.00      $(0.02)      $(0.01)      $(0.06)

    Pro forma diluted net
     income per share        $0.45        $0.07        $0.83        $0.41

    To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.


    Autodesk, Inc.
    Consolidated Balance Sheets
    (In thousands)

                                                   January 31,    January 31,
                                                      2004            2003
                                                  (Unaudited)      (Audited)

    ASSETS:

    Current assets:
      Cash and cash equivalents                    $282,249         $186,377
      Marketable securities                          81,275           60,643
      Accounts receivable, net                      166,816          132,803
      Inventories                                    17,365           12,284
      Deferred income taxes                          25,410           28,923
      Prepaid expenses and other current
       assets                                        24,137           28,602
    Total current assets                            597,252          449,632


    Marketable securities                           165,976          164,029

    Computer equipment, software, furniture and leasehold improvements, at cost:
      Computer equipment, software and
       furniture                                    206,319          210,900
      Leasehold improvements                         34,526           32,913
      Less accumulated depreciation                (174,371)        (167,691)
    Net                                              66,474           76,122

    Purchased technologies and
     capitalized software, net                       19,378           30,125
    Goodwill, net                                   160,094          155,945
    Other assets                                      7,986            7,797
                                                 $1,017,160         $883,650


    LIABILITIES AND STOCKHOLDERS' EQUITY:

    Current liabilities:
      Accounts payable                              $52,307          $45,122
      Accrued compensation                           92,830           44,869
      Accrued income taxes                           50,695           39,802
      Deferred revenues                             127,276           93,241
      Other accrued liabilities                      61,814           86,994
    Total current liabilities                       384,922          310,028

    Deferred income taxes, net                        7,849            1,678
    Other liabilities                                 2,746            2,736

    Stockholders' equity:
      Preferred stock                                    --               --
      Common stock and additional paid-in
       capital                                      473,673          479,874
      Accumulated other comprehensive
       loss                                          (4,754)         (11,568)
      Deferred compensation                            (451)          (2,185)
      Retained earnings                             153,175          103,087
    Total stockholders' equity                      621,643          569,208
                                                 $1,017,160         $883,650


    Autodesk, Inc.
    Condensed Consolidated Statements of Cash Flows
    (In thousands)

                                                 January 31,       January 31,
                                                    2004              2003
                                                (Unaudited)        (Audited)

    Operating Activities
      Net income                                  $120,316           $31,904
      Adjustments to reconcile net income
       to net cash provided by operating
       activities:
           Depreciation and amortization            50,292            48,844
           Write-downs of cost method
            investments                                596             3,436
           Net loss on fixed asset
            disposals                                   --               940
           Restructuring related charges,
            net                                      3,183            25,887
           Changes in operating assets
            and liabilities                         45,364           (24,777)
    Net cash provided by operating
     activities                                    219,751            86,234

    Investing Activities
      Net sales and maturities of
       marketable securities                       (24,039)          123,005
      Acquisitions, net of cash acquired            (5,150)         (145,231)
      Capital and other expenditures               (25,852)          (36,103)
      Other investing activities                    (3,951)           (6,689)
    Net cash used in investing activities          (58,992)          (65,018)

    Financing activities
      Repayment of notes payable and
       borrowings                                        -              (210)
      Repurchases of common stock                 (178,463)          (64,817)
      Proceeds from issuance of common
       stock                                       115,733            74,088
      Dividends paid                               (13,408)          (13,566)
    Net cash used in financing activities          (76,138)           (4,505)

    Effect of exchange rate changes on
     cash and cash equivalents                      11,251            11,979

    Net increase in cash and cash
     equivalents                                    95,872            28,690
    Cash and cash equivalents at
     beginning of year                             186,377           157,687
    Cash and cash equivalents at end of
     year                                         $282,249          $186,377

    Supplemental cash flow information:
      Net cash (received) paid during the
       year for income taxes                      $(19,329)          $19,315


    Fiscal Year
     2004           QTR 1        QTR 2        QTR 3       QTR 4     YTD2004
    Financial
     Statistics
     (in millions):
    Net Revenues   $210.8       $211.7       $233.9      $295.3      $951.6
    Gross Margin      82%          83%          84%         87%         84%

    GAAP Operating
     Expenses (F)  $165.9       $161.7       $169.3      $200.3      $697.3
    GAAP Operating
     Margin            3%           7%          12%         20%         11%
    GAAP Net Income  $7.5        $32.6        $22.6       $57.6      $120.3
    GAAP Earnings
     Per Share
     (diluted)      $0.07        $0.29        $0.20       $0.48       $1.04

    Pro Forma
     Operating
     Expenses
     (A) (B) (F)   $165.9       $161.7       $169.3      $196.7      $693.6
    Pro Forma
     Operating
     Margin (A) (C)    3%           7%          12%         21%         12%
    Pro Forma Net
     Income (A) (D)  $7.5        $12.9        $22.6       $53.4       $96.5
    Pro Forma
     Earnings
     Per Share
     (diluted)
     (A) (E)        $0.07        $0.11        $0.20       $0.45       $0.83

    Total Cash and
     Marketable
     Securities    $401.8       $411.9       $453.2      $529.5      $529.5
    Days Sales
     Outstanding       58           59           51          51          51
    Capital
     Expenditures    $4.1         $9.8         $4.9        $7.1       $25.9
    Cash from
     Operations     $17.3        $30.3        $53.0      $119.1      $219.7
    GAAP
     Depreciation
     and
     Amortization   $12.3        $11.8        $11.8       $14.4       $50.3

    Revenue by Geography (in millions):
    Americas        $92.1        $84.8       $104.9      $127.8      $409.6
    Europe          $68.1        $79.1        $77.6     $ 112.4      $337.2
    Asia/Pacific    $50.6        $47.8        $51.3       $55.1      $204.8

    Revenue by Division (in millions):
    Design
     Solutions
     Group         $172.6       $180.9       $200.4      $258.2      $812.0
      Manufacturing
       Solutions
       Division     $30.1        $29.1        $33.3       $47.0      $139.5
      Infrastructure
       Solutions
       Division
       (formerly
       GIS)         $22.7        $25.5        $28.9       $38.2      $115.2
      Building
       Solutions
       Group        $15.9        $16.3        $20.8       $27.3       $80.3
      Platform
       Technology
       Group &
       Other      $ 103.9      $ 110.0      $ 117.4     $ 145.7      $477.0
    Discreet        $38.2        $30.8        $33.5       $37.1      $139.6


    Upgrade revenue (in millions):
    Upgrade revenue $30.6        $46.0        $57.6       $99.8      $234.0

    Operating Income (Loss) by Segment (in millions) (G):
    Design
     Solutions      $54.4        $61.3        $80.3     $ 118.9      $314.9
    Discreet         $0.7       $(1.6)       $(1.1)        $5.1        $3.1
    Unallocated
     amounts      $(48.5)      $(45.8)      $(51.3)     $(66.2)    $(211.8)

    Headcount:
    Headcount       3,551        3,564        3,537       3,493       3,493

    Common Stock Statistics:
    Stock Outstanding
    (Pro Forma EPS
     Calculation-
     diluted) 113,446,000  113,460,000  114,166,000 119,837,000 115,652,000
    Stock Re-
     purchased  2,001,000    1,000,100    1,999,300   4,061,000   9,061,400


    AutoCAD Statistics:
    Upgrade Revenue of
     AutoCAD-based
     Products
     (in millions)  $16.6        $29.1        $43.7       $70.4      $159.8
    Total
     AutoCAD-based
     Installed
     Base       3,271,800    3,305,200    3,353,800   3,394,600   3,394,600
    Stand-alone
     AutoCAD                                                      2,368,000
    AutoCAD
     Mechanical                                                     139,000
    AutoCAD Map                                                     190,000
    Architectural
     Desktop                                                        336,000
    Land Desktop                                                    110,000

    AutoCAD LT Statistics:
    Installed Base                                                2,430,000

    (A) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

    (B) GAAP Operating
         Expenses  $165.9       $161.7       $169.3      $200.3      $697.3
        Amortization
         of purchased
         intangibles  $--          $--          $--      $(0.4)      $(0.5)
        Restructuring
         and other    $--          $--          $--      $(3.2)      $(3.2)
        Pro Forma
         Operating
         Expenses  $165.9      $ 161.7       $169.3      $196.7      $693.6

    (C) GAAP Operating
         Margin        3%           7%          12%         20%         11%
        Amortization
         of purchased
         intangibles   0%           0%           0%          0%          0%
        Restructuring
         and other     0%           0%           0%          1%          1%
        Pro Forma
         Operating
         Margin        3%           7%          12%         21%         12%

    (D) GAAP Net
         Income      $7.5        $32.6        $22.6       $57.6      $120.3
        Amortization
         of purchased
         intangibles  $--          $--          $--        $0.4        $0.5
        Restructuring
         and other    $--          $--          $--        $3.2        $3.2
        Non-recurring
         tax benefit  $--      $(19.7)          $--      $(7.0)     $(26.7)
        Income tax
         effect       $--          $--          $--      $(0.8)      $(0.8)
        Pro Forma
         Net Income  $7.5        $12.9        $22.6       $53.4       $96.5

    (E) GAAP Earnings
         Per Share
         (diluted)  $0.07        $0.29        $0.20       $0.48       $1.04
        Amortization
         of purchased
         intangibles  $--          $--          $--         $--         $--
        Restructuring
         and other    $--          $--          $--       $0.03       $0.03
        Non-recurring
         tax benefit  $--      $(0.18)           $-     $(0.06)     $(0.23)
        Income tax
         effect       $--          $--          $--         $--     $(0.01)
        Pro Forma
         Earnings
         Per Share
         (diluted)  $0.07        $0.11        $0.20       $0.45       $0.83

    (F) In the fourth quarter of fiscal 2004, Autodesk began to allocate its information systems and certain corporate activities from general and administrative to the business divisions they support.For purposes of comparisonwith the fourth quarter of fiscal 2004, operating expenses have been reclassified to reflect this allocation.

    (G) In the first quarter of fiscal 2004, Autodesk modified its segment disclosure.For purposes of comparison with fiscal 2004, the segment data has been revised to reflect the current segment reporting.


SOURCE  Autodesk, Inc.
    -0-                             02/26/2004
    /CONTACT: Investors, Sue Pirri, sue.pirri@autodesk.com, +1-415-507-6467, or Marlene Peterson, marlene.peterson@autodesk.com, +1-415-507-6732, or Media, Shannon Hart, shannon.hart@autodesk.com, +1-415-507-6241, or Nicole Pack, nicole.pack@autodesk.com, +1-415-507-6282, all of Autodesk, Inc./
    /Web site:  http://www.autodesk.com /
    (ADSK)

CO:  Autodesk, Inc.
ST:  California
IN:  CPR STW ITE
SU:  ERN CCA ERP